CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2024, relating to the financial statements and financial highlights of PFG Janus Henderson® Tactical Income Strategy Fund (formerly PFG Tactical Income Strategy Fund) and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of PFG American Funds® Conservative Income Strategy Fund, PFG American Funds® Growth Strategy Fund, PFG BNY Mellon Diversifier Strategy Fund, PFG BR Target Allocation Equity Strategy Fund, PFG Fidelity Institutional AM® Core Plus Bond Strategy Fund, PFG Fidelity Institutional AM® Equity Index Strategy Fund, PFG Fidelity Institutional AM® Equity Sector Strategy Fund, PFG Invesco® Equity Factor Rotation Strategy Fund, PFG Janus Henderson® Balanced Strategy Fund, PFG JP Morgan® Tactical Aggressive Strategy Fund, PFG JP Morgan® Tactical Moderate Strategy Fund, PFG Meeder Tactical Strategy Fund, PFG MFS® Aggressive Growth Strategy Fund, PFG PIMCO Active Core Bond Strategy Fund, PFG Janus Henderson® Tactical Income Strategy Fund (formerly PFG Tactical Income Strategy Fund), PFG Global Equity Index Strategy Fund, and PFG US Equity Index Strategy Fund, each a series of Northern Lights Fund Trust, under the headings “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, LTD.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 19, 2025